                                         DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                                             with
                                              OppenheimerFunds Distributor, Inc.
                                                    For Class N Shares of
                                                 Oppenheimer ENTERPRISE Fund

This  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 26th day of December,  2000, by and between
Oppenheimer Enterprise Fund (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The  Plan.  This  Plan is the  Fund's  written  distribution  and  service  plan for  Class N shares of the Fund (the
         ----------
"Shares"),  contemplated  by Rule 12b-1 as it may be amended from time to time (the "Rule") under the  Investment  Company Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the Distributor for its services in connection with the distribution of Shares, and the personal service and maintenance of shareholder  accounts that hold Shares  ("Accounts").  The
Fund may act as  distributor  of  securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this
Plan. The terms and provisions of this Plan shall be interpreted  and defined in a manner  consistent  with the provisions and definitions  contained in (i) the 1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct  Rules of the National  Association
of Securities  Dealers,  Inc., or any applicable  amendment or successor to such rule (the "NASD Conduct  Rules") and (iv) any conditions  pertaining  either to  distribution-related  expenses  or to a plan of  distribution  to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S. Securities and Exchange Commission ("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:
         -----------

         (a)      "Recipient"  shall  mean any  broker,  dealer,  bank or other  person  or  entity  which:  (i) has  rendered assistance  (whether  direct,  administrative  or both) in the distribution of Shares or has provided  administrative  support services with respect to Shares held by Customers  (defined  below) of the Recipient;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.

         (b)      "Independent  Trustees"  shall mean the  members of the Fund's  Board of  Trustees  who are not  "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the  operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall mean such  brokerage or other  customers  or  investment  advisory or other  clients of a
Recipient,  and/or accounts as to which such Recipient  provides  administrative  support  services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean, as to any Recipient,  all Shares owned  beneficially or of record by: (i)
such Recipient,  or (ii) such  Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one
Recipient  for purposes of this Plan. In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares,  the  Recipient  which is the dealer of record on the Fund's  books as  determined  by the  Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
         -------------------------------------------------------------------------

         (a)      Payments to the  Distributor.  In  consideration  of the payments made by the Fund to the Distributor  under
                  -----------------------------
this Plan,  the  Distributor  shall  provide  administrative  support  services and  distribution  services to the Fund.  Such services include  distribution  assistance and administrative  support services rendered in connection with Shares (1) sold in purchase  transactions,  (2) issued in exchange for shares of another  investment  company for which the Distributor serves as distributor  or  sub-distributor,  or (3) issued  pursuant to a plan of  reorganization  to which the Fund is a party.  If the
Board  believes that the  Distributor  may not be rendering  appropriate  distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the  Distributor,  at the request of the Board,  shall provide the Board with a written report or other  information to verify that the Distributor is providing  appropriate  services in this regard.
For such services, the Fund will make the following payments to the Distributor:

                  (i)  Administrative  Support Service Fees.  Within forty-five (45) days of the end of each calendar quarter,
                       -------------------------------------
the Fund will make  payments  in the  aggregate  amount of  0.0625%  (0.25% on an annual  basis) of the  average  during  that calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each business day (the "Service
Fee").  Such  Service Fee payments  received  from the Fund will  compensate  the  Distributor  for  providing  administrative support services with respect to Accounts.  The administrative  support services in connection with Accounts may include,  but shall not be limited to, the  administrative  support  services  that a Recipient  may render as described in Section  3(b)(i)
below.

                  (ii)  Distribution  Assistance  Fees  (Asset-Based  Sales  Charge).  Within ten (10) days of the end of each
                        -------------------------------------------------------------
month,  the Fund will make payments in the aggregate  amount of 0.02083%  (0.25% on an annual basis) of the average during the month of the  aggregate  net asset  value of Shares  computed as of the close of each  business  day (the  "Asset-Based  Sales
Charge").  Such  Asset-Based  Sales Charge  payments  received from the Fund will  compensate  the  Distributor  for providing distribution assistance in connection with the sale of Shares.

                  The  distribution  assistance  services to be rendered by the  Distributor in connection with the Shares may include,  but shall not be limited to, the  following:  (i) paying  sales  commissions  to any broker,  dealer,  bank or other person or entity that sells Shares,  and/or paying such persons  "Advance  Service Fee Payments" (as defined below) in advance of, and/or in amounts  greater than, the amount provided for in Section 3(b) of this  Agreement;  (ii) paying  compensation to and expenses of personnel of the Distributor who support  distribution of Shares by Recipients;  (iii) obtaining  financing or providing  such  financing from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the
Distributor's  unreimbursed expenses incurred in rendering distribution  assistance and administrative support services to the
Fund;  and (iv)  paying  other  direct  distribution  costs,  including  without  limitation  the  costs of sales  literature,
advertising  and  prospectuses   (other  than  those   prospectuses   furnished  to  current  holders  of  the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

(b)      Payments to Recipients.  The Distributor is authorized under the Plan to pay Recipients (1)  distribution  assistance
--------------------------------
fees for  rendering  distribution  assistance  in  connection  with the sale of Shares  and/or (2) service fees for  rendering administrative  support  services with respect to Accounts.  However,  no such payments shall be made to any Recipient for any quarter in which its Qualified  Holdings do not equal or exceed,  at the end of such  quarter,  the minimum  amount  ("Minimum
Qualified Holdings"),  if any, that may be set from time to time by a majority of the Independent  Trustees.  All fee payments made by the  Distributor  hereunder  are subject to reduction or  chargeback  so that the  aggregate  service fee payments and
Advance  Service Fee  Payments do not exceed the limits on payments  to  Recipients  that are, or may be,  imposed by the NASD
Conduct  Rules.  The  Distributor  may make Plan  payments  to any  "affiliated  person"  (as  defined in the 1940 Act) of the
Distributor  if such  affiliated  person  qualifies as a Recipient or retain such payments if the  Distributor  qualifies as a
Recipient.

                  In consideration of the services provided by Recipients,  the Distributor may make the following payments to
Recipients:

                  (i) Service Fee. In  consideration  of  administrative  support  services  provided by a Recipient  during a
                      -----------
calendar  quarter,  the Distributor shall make service fee payments to that Recipient  quarterly,  within forty-five (45) days of the end of each calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the  aggregate net asset value of Shares,  computed as of the close of each  business  day,  constituting
Qualified  Holdings  owned  beneficially  or of  record by the  Recipient  or by its  Customers  for a period of more than the minimum  period (the "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the  Independent
Trustees.

                  Alternatively,  the  Distributor  may, at its sole option,  make the  following  service fee payments to any
Recipient  quarterly,  within forty-five (45) days of the end of each calendar quarter:  (A) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting  Qualified  Holdings,  sold by the Recipient during that quarter and owned  beneficially  or of record by the  Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed 0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned  beneficially  or of record  by the  Recipient  or by its  Customers  for a period of more than one (1) year.  At the  Distributor's  sole  option,
Advance Service Fee Payments may be made more often than quarterly,  and sooner than the end of the calendar  quarter.  In the event  Shares are  redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated to and will repay the Distributor on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such
Shares were held to one (1) year.

                  The  administrative  support  services to be rendered by  Recipients  in  connection  with the  Accounts may include,  but shall not be limited to, the  following:  answering  routine  inquiries  concerning  the Fund,  assisting in the establishment  and maintenance of accounts or sub-accounts in the Fund and processing  Share redemption  transactions,  making the Fund's  investment  plans and dividend  payment options  available,  and providing such other  information and services in connection  with the rendering of personal  services  and/or the  maintenance of Accounts,  as the Distributor or the Fund may reasonably request.

                  (ii)  Distribution   Assistance  Fee  (Asset-Based   Sales  Charge)  Payments.   Irrespective  of  whichever
                        ------------------------------------------------------------------------
alternative  method of making service fee payments to Recipients is selected by the  Distributor,  the Distributor may, at its sole option,  make  distribution  assistance fee payments to each Recipient  quarterly,  within forty-five (45) days after the end of each calendar  quarter,  at a rate not to exceed  0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the  aggregate  net asset value of Shares  computed as of the close of each  business  day  constituting  Qualified
Holdings owned beneficially or of record by the Recipient or its Customers for a period of more than one (1) year.

                  The  distribution  assistance to be rendered by the  Recipients  in  connection  with the sale of Shares may include,  but shall not be limited  to,  the  following:  distributing  sales  literature  and  prospectuses  other than those furnished to current  Shareholders,  providing  compensation  to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the  Recipient,  and providing  such other  information  and services in  connection  with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the  Independent  Trustees  may at any time or from time to time (i)  increase or decrease the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed the rates set forth  above,  and/or (ii)
direct the  Distributor  to increase  or decrease  any Minimum  Holding  Period,  any maximum  period set by a majority of the
Independent  Trustees  during which fees will be paid on Shares  constituting  Qualified  Holdings  owned  beneficially  or of record by a Recipient or by its Customers (the "Maximum  Holding  Period"),  or Minimum  Qualified  Holdings.  The Distributor
shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding Period and Minimum  Holding Period that are established  and the rate of payments  hereunder  applicable  to  Recipients,  and shall provide each  Recipient  with written notice  within  thirty  (30) days after any  change in these  provisions.  Inclusion  of such  provisions  or a change in such provisions in a supplement or amendment to or revision of the  prospectus of the Fund shall constitute sufficient notice.

         (d)      The Service Fee and the  Asset-Based  Sales Charge on Shares are subject to reduction or  elimination  under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients: (i) by OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI),  from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients are intended to have certain rights as third-party  beneficiaries under this Plan, subject to the limitations  set forth below.  It may be presumed that a Recipient  has provided  distribution  assistance  or  administrative support  services  qualifying  for payment under the Plan if it has  Qualified  Holdings of Shares that entitle it to payments under the Plan. If either the  Distributor  or the Board  believe that,  notwithstanding  the level of Qualified  Holdings,  a
Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of Shares or  administrative support  services for Accounts,  then the Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other  information to verify that said Recipient is providing  appropriate  distribution  assistance  and/or services  in this  regard.  If the  Distributor  or the Board of  Trustees  still is not  satisfied  after the receipt of such report,  either may take appropriate steps to terminate the Recipient's  status as a Recipient under the Plan,  whereupon such
Recipient's rights as a third-party  beneficiary  hereunder shall terminate.  Additionally,  in their discretion a majority of the Fund's  Independent  Trustees at any time may remove any broker,  dealer,  bank or other  person or entity as a Recipient, whereupon such person's or entity's rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other provision of this Plan,  this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever to any person or entity  other than  directly to the  Distributor.  The  Distributor  has no  obligation  to pay any Service  Fees or
Distribution  Assistance  Fees to any Recipient if the  Distributor  has not received  payment of Service Fees or Distribution
Assistance Fees from the Fund.

4.       Selection and  Nomination of Trustees.  While this Plan is in effect,  the selection and  nomination of persons to be
         -------------------------------------
Trustees of the Fund who are not  "interested  persons"  of the Fund  ("Disinterested  Trustees")  shall be  committed  to the discretion of the incumbent  Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested Trustees from soliciting  the views or the  involvement  of others in such selection or nomination as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide  written reports to the Fund's Board
         -------
for its review,  detailing  the amount of all payments  made under this Plan and the purpose for which the payments were made.
The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any  agreement  related to this Plan  shall be in  writing  and shall  provide  that:  (i) such
         -------------------
agreement may be terminated at any time, without payment of any penalty,  by a vote of a majority of the Independent  Trustees or by a vote of the holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting  Class N shares;
(ii) such  termination  shall be on not more than sixty days' written notice to any other party to the  agreement;  (iii) such agreement shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act); (iv) such agreement shall go into effect when  approved by a vote of the Board and its  Independent  Trustees  cast in person at a meeting  called for the purpose of voting on such agreement;  and (v) such agreement shall, unless terminated as herein provided,  continue in effect from year to year only so long as such  continuance is  specifically  approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and Amendment.  This Plan has been approved by a vote of the Board and of
         ----------------------------------------------------------
its  Independent  Trustees cast in person at a meeting  called on October 12, 2000, for the purpose of voting on this Plan and shall take effect as of the date first set forth above.  Unless  terminated  as  hereinafter  provided,  it shall  continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise determine  but only so long as such  continuance  is  specifically  approved at least  annually by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended  to  increase  materially  the amount of  payments  to be made under this Plan,  without approval of the Class N Shareholders  at a meeting called for that purpose and all material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

         This Plan may be  terminated  at any time by a vote of a majority of the  Independent  Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting  shares.  In the event of such termination,  the Board and its  Independent  Trustees shall determine  whether the  Distributor  shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the  Asset-Based  Sales  Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of  Shareholder  and Trustee  Liability.  The  Distributor  understands  that the  obligations of the Fund
         ---------------------------------------------------
under  this Plan are not  binding  upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the
Fund's  property.  The  Distributor  represents  that it has notice of the provisions of the  Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                                     Oppenheimer Enterprise Fund

                                                     By: ___________________________
                                                              Andrew J. Donohue
                                                              Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                     By: ___________________________
                                                              Katherine P. Feld
                                                              Vice President and Secretary

N1a\885\12b-1n